Exhibit 99.1

AUGUST 6, 2012

Knight Capital Group Completes $400 Million Equity Financing Agreement

Infusion of new capital and resulting liquidity will allow Knight to resume normal operations immediately

JERSEY CITY, N.J., Aug. 6, 2012 /PRNewswire/ — Knight Capital Group, Inc. (NYSE Euronext: KCG) announced $400 million in equity financing with Wall Street firms including Jefferies Group, Inc., which conceived and structured the investment, as well as Blackstone, GETCO LLC, Stephens, Stifel Financial Corp. and TD Ameritrade Holding Corporation.

“We are grateful for the support of these leading Wall Street firms that came together to invest in Knight,” said Tom Joyce, Chairman and Chief Executive Officer, Knight Capital Group. “The array of participants in this capital infusion underscores Knight’s critical role in the capital markets. With our financial position strengthened and liquidity restored, we will continue to provide clients with trading in a broad range of securities, high-quality execution and outstanding client service.”

Under the terms of the transaction, Knight issued two percent preferred shares that may be converted into common stock at $1.50 per share. The owners of the preferred shares may convert all or a portion of the preferred shares into Knight Class A Common Stock. Knight has committed to expand its Board of Directors by adding three new members. Additional details on the financing will be available in a Form 8-K to be filed today.

“Knight’s financial position and capital base have been restored to a level that more than offsets the loss incurred last week. We thank our clients, employees and partners for their steadfastness during a brief yet difficult period and we are getting back to business as usual,” added Mr. Joyce.

As previously announced, the software that led to the August 1, 2012 trading issue was removed from the company’s systems. The company continues to review the matter.

The advisors to Knight on the transaction are Sandler O’Neill + Partners, L.P. and Wachtell, Lipton, Rosen & Katz.

About Knight

Knight Capital Group (NYSE Euronext: KCG) is a global financial services firm that provides access to the capital markets across multiple asset classes to a broad network of clients, including broker-dealers, institutions and corporations. Knight is headquartered in Jersey City, N.J. with a global presence across the Americas, Europe, and the Asia Pacific regions. For further information about Knight, please visit www.knight.com.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with the August 1,

2012 disruption to routing in NYSE-Listed securities and the impact to the Company’s capital structure, risks associated with the Company’s ability to recover all or a portion of the damages that are attributable to the manner in which NASDAQ OMX handled the Facebook IPO, risks related to the corporate restructuring in the third quarter 2011, including the ability to recognize anticipated cost savings, the possibility of unexpected costs or expenditures, and the impact of the restructuring on the Company’s businesses and results of operations, risks associated with changes in market structure, legislative, regulatory and financial rules changes, risks associated with the Company’s changes to its organizational structure and management and the costs, integration, performance and operation of businesses recently acquired or developed organically, or that may be acquired or developed organically in the future. Readers should carefully review the risks and uncertainties disclosed in the Company’s reports with the U.S. Securities and Exchange Commission (SEC), including, without limitation, those detailed under the headings “Certain Factors Affecting Results of Operations” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2011, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time. This information should also be read in conjunction with the Company’s Consolidated Financial Statements and the Notes thereto contained in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2011, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time.

SOURCE Knight Capital Group, Inc.

Kara Fitzsimmons, Managing Director, Media Relations, +1-201-356-1523, kfitzsimmons@knight.com, Jonathan Mairs, Director, Corporate Communications & Investor Relations, +1-201-356-1529, jmairs@knight.com

The matters described within the Investor Relations section of the Knight Capital Group (the “Company”) Web site contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company’s control, which could cause actual results to differ materially from historical results, performance or other expectations and from any opinions or statements expressed with respect to future periods. These factors include, but are not limited to, the Company’s ability to implement its growth strategies, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, intellectual property rights, and other factors detailed in the Company’s registration statement and periodic reports filed with the Securities and Exchange.